Exhibit 99.1

CM Finance Inc Announces Results from its 2017 Annual Meeting of Stockholders

NEW YORK, November 7, 2017 – CM Finance Inc (the “Company”) (NASDAQ: CMFN) announced today that it will reconvene its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on November 30, 2017 at 3:00 p.m. (Eastern Time) at the offices of Eversheds Sutherland (US) LLP, The Grace Building, 40th Floor, 1114 Avenue of the Americas, New York, NY 10036.

At the reconvened Annual Meeting, stockholders will vote on the proposal to authorize the Company, with the approval of the Board of Directors, to sell or otherwise issue up to 25% of the Company’s outstanding common stock at an offering price that is below the Company’s then current net asset value per share. This proposal is the second proposal described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on September 20, 2017 (the “Proxy Statement”).

Stockholders of record at the close of business on September 8, 2017 are entitled to notice of, and to vote at the Annual Meeting and any adjournment or postponement of the meeting. As of September 8, 2017, the record date, 13,689,723 shares of common stock were entitled to vote at the Annual Meeting. Stockholders who have already voted on the second proposal found in the Proxy Statement need not submit another vote unless they wish to change their votes. Stockholders who have not voted or wish to change their vote on the second proposal found in the Proxy Statement are encouraged to do so promptly. You may vote by signing your proxy card and returning it promptly in the self-addressed envelope provided with your proxy card. You may also vote your proxy electronically by telephone or over the Internet by following the instructions included with your proxy card. The Proxy Statement and the Company’s annual report on Form 10-K for the year ended June 30, 2017 are available at the following cookies-free website that can be accessed anonymously: www.proxyonline.com/docs/cmfinanceinc2017.pdf.

On November 7, 2017, prior to the adjournment of the Annual Meeting, Keith Lee and Julie Persily were elected to the Company’s Board of Directors to serve for three-year terms expiring in 2020, or until their successors are duly elected and qualified and the Company’s stockholders voted to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

About CM Finance Inc

The Company is an externally-managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. The Company seeks to invest primarily in middle-market companies that have annual revenues of at least $50 million and earnings before interest, taxes, depreciation and amortization of at least $15 million. The Company’s investment activities are managed by its investment adviser, CM Investment Partners LLC. To learn more about CM Finance Inc, please visit www.cmfn-inc.com.

Forward-Looking Statements

Statements included herein may contain “forward-looking statements,” which relate to future performance or financial condition. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein except as required by law. All forward-looking statements speak only as of the date of this press release.

Contacts

CM Finance Inc

Investor Relations

Email: investorrelations@cmipllc.com

Phone: 212-257-5199